Exhibit 4.10

AUTHORIZATION TERM No. 22/2008/SPV-ANATEL

AUTHORIZATION TERM FOR USE OF RADIOFREQUENCIES ASSOCIATED TO PERSONAL MOBILE SERVICE ENTERED INTO BY AND BETWEEN THE AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES (NATIONAL TELECOMMUNICATION AGENCY) – ANATEL AND TNL PCS SA

By this instrument, on one side AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES – ANATEL, hereinafter referred to as ANATEL, an entity of the FEDERAL UNION, in accordance with the Federal Law No. 9.472 of July 16, 1997, General Telecommunications Law – LGT, enrolled with GCC/MF under No. 02.030.715/0001-12, herein represented by its President RONALDO MOTA SARDENBERG, Brazilian, married, identity card of the Ministry of Foreign Affairs No. 5601MRE and CPF/MF no. 075.074.884-20, together with the Director PEDRO JAIME ZILLER DE ARAÚJO, Brazilian, married, Identity Card No. 7160/D-CREA/MG and CPF/MF no. 320.408.228-87, according to approval by its Board of Directors through the Act No. 1700 of March 26, 2008, published in the Federal Gazette (Diário Oficial da União of March 28, 2008, and on the other side, TNL PCS S.A., enrolled with the CNPJ under No. 04164616/0001-59, herein represented by its President, LUIZ EDUARDO FALCO PIRES CORRÊA, Brazilian, married, engineer, bearer of Identity Card No. 6056736/SSP-SP, and CPF/MF No. 052.425.988-75 and his attorney-in-fact ALAIN STEPHANE RIVIERE, Brazilian, married, bearer of identity card No. 020119274-7/DETRAN-RJ, and CPF/MF No. 214.701.088-01, hereinafter referred to as LICENSEE, execute this AUTHORIZATION TERM, which shall be governed by the regulations referred below and the following clauses:

Chapter I

The Object, Area and Authorization Period

Clause 1.1 – The object of this Term is the granting of Authorization for Use of Radiofrequency Blocks, without exclusivity, on primary character, in the Radiofrequency subranges, as defined below:

a) subrange F (1,920 MHz to 1,935 MHz for transmission from Mobile Stations and 2,110 MHz to 2,125 MHz for transmission from Radio Base Stations), in the states of Bahia, Sergipe, Rio de Janeiro and Espírito Santo;

b) subrange I (1,955 MHz to 1,965 MHz for transmission from Mobile Stations and 2,145 MHz to 2,155 MHz for transmission from Radio Base Stations), in the states of Amazonas, Amapá, Pará, Maranhão, Roraima, Alagoas, Ceará, Paraíba, Pernambuco, Piauí, Rio Grande do Norte and Minas Gerais.

Clause 1.1.1 – The Granting of Authorization for Use of Radiofrequency Blocks is an administrative act, associated to the concession, permission or authorization to provide telecommunications services, which attributes to the interested party, for a fixed period, the right to use radiofrequency under legal conditions and regulations.

Clause 1.2 – For purposes of this Term, the following definitions shall apply:

I – No SMP Municipalities: urban area of the Main District of the Municipality where the provision of Clause 10.4 of this Term does not apply.

Chapter II

Validity

Clause 2.1 – This Authorization for the Use of Radiofrequency Blocks is issued for a period of 15 (fifteen) years, counted from the date of publication in the Federal Gazette – D.O.U. of extract of this Term, for consideration, associated to the Authorization for Provision of Personal Mobile Service - SMP, AUTHORIZATION TERM No. 001/2001/SPV-ANATEL of March 12, 2001, published in the D.O.U. of March 13, 2001, extendable one single time, for equal period, its validity being subject to the maintenance of the requirements provided for in this Term.

§ 1 – Use of the radiofrequency shall be on a primary character and restricted to the Area of Provision.

§ 2 – The right to use radiofrequency is subject to the efficient and appropriate use thereof.

§ 3 – The sharing of radiofrequency, where not resulting in harmful interference or imposes limitation on the SMP provision, may be authorized by ANATEL.

Chapter III

Price of the Grant of Authorization for Use of Radiofrequency Blocks

Clause 3.1 – The value of the grant of authorization for using the radiofrequency in the Subrange object of this term, is R$ 625,230,638.84 (six hundred twenty-five million, two hundred and thirty thousand, six hundred and thirty-eight reais and eighty-four cents), to be paid by as follows:

a) The total proposed amount or 10% of that value shall be paid on the date of signing of this Authorization Term, and the amount to be paid shall be updated by variation of the IST (Telecommunications Sector Index), from the date of delivery of the Documents of Identification and Tax Compliance, of Price Proposals and Qualifying Documentation up to the date of the actual payment, if the payment is made after 12 (twelve) months of the date of delivery of the Documents of Identification and Tax Compliance, the Price Proposals and of Qualifying Documentation;

b) the remaining 90% shall be paid in six equal and annual installments, with maturity, respectively, up to thirty-six (36), forty-eight (48), sixty (60), seventy-two (72), eighty-four (84) and ninety-six (96) months from the date of signature of this Authorization Term, and the amount to be paid shall be updated by the variation of the IST (Telecommunications

Sector Index), from the date of delivery of the Documents of Identification and Tax Compliance, of Price Proposals and Qualifying Documentation up to the date of the actual payment, if the payment is made after 12 (twelve) months of the date of delivery of the Documents of Identification and Tax Compliance, the Price Proposals and of Qualifying Documentation, plus simple interest of one percent (1%) per month, accrued on the restated value, from the date of signature of this Term.

Clause 3.2. In order to extend the right to use radiofrequencies associated to the Authorization for operation of Personal Mobile Service, the LICENSEE shall pay for each biennium, during the extension period, charge corresponding to 2% (two percent) of its revenue of the year preceding the payment, of the SMP, net of incident taxes and social contributions, up to the 15th year, when the LICENSEE shall pay 1% of its revenue of the previous year.

§ 1 – The calculation of the amount referred to in the caput of this Clause shall consider the net revenue from the implementation of Basic and Alternative Service Plans, as well as the revenues arising from the remuneration for using of its networks, object of the Authorization to operate the Personal Mobile Service.

§ 2 – The calculation of the percentage referred to in the caput of this Clause shall always be made in relation to the net revenue of incident tax and contributions deductions, ascertained between January and December of the previous year and obtained from the financial statements prepared according to basic accounting principles approved by the Board of Directors of the LICENSEE and audited by independent auditors, and the Payment shall have maturity in April 30 (thirty) of the year subsequent to the determination of cost.

§ 3 – The first installment of the burden shall be due on April 30 (thirty), 2025, calculated considering the net income ascertained from January 1 to December 31, 2024, and the subsequent installments shall be due each twenty-four months, with revenue of the previous year used a calculation basis.

§ 4 – The delay in payment of the cost provided for in this Clause shall imply in arrears charge of 0.33% (zero point thirty-three per cent) a day, up to the limit of 10% (ten percent), plus the reference rate SELIC for government bonds, to be applied on the amount of the debt considering all days of delay in the payment.

§ 5 – Non payment of the amount stipulated in this clause shall imply in forfeiture of the Authorization for Use of Radiofrequency Blocks, regardless of the application of other penalties provided for in the Anatel Regulations.

§ 6 – The percentage referred to in the caput shall be applicable in the interval of extension of rights to use radiofrequencies, regardless of Radiofrequencies referred to in the extension.

§ 7 – In any situations that lead to the extinction of this Authorization, the values of Installments paid from the public price and the performance bond amount of the Coverage Commitments performed or to be performed by Anatel due to the non-compliance with the Coverage Commitments, up to the moment of the referred extinction, shall not be refunded.

§ 8 – Only in cases of waiver of this Authorization, the installments to expire of the public price and the amount of performance bond of the Coverage Commitments not yet redeemed by the compliance with the Coverage Commitments shall be considered undue, and Anatel may initiate a new bidding procedure object of this authorization.

§ 9 – In addition to the performance bond of the Coverage Commitments, in case these Coverage Commitments are breached, the Licensee shall be subject to the Procedure for Determination of Breach of Obligations – PADO, which shall lead Anatel to decide for the sanction appropriate to the situation found.

Clause 3.3 – The application for extension of the right to use the radiofrequencies shall be addressed to ANATEL in the interval of four years, at most, and up to three years, at least, prior to the maturity date of the original term expiry.

Sole Paragraph. The dismissal shall only occur if the interested party is not rationally and appropriately using the radiofrequency, if it has committed repeated violations in its activities or if it is necessary to change of the destination of use of the radiofrequency.

Clause 3.4 – ANATEL is hereby authorized to establish a new process for granting the authorization for SMP operation, if application for renewal is not timely made.

Chapter IV

ANATEL Prerogatives

Clause 4.1. Notwithstanding the other regulations, ANATEL shall be responsible for:

I – enforce the existing rules and regulations and those that, throughout the validity of this Term, may be edited;

II – restrain behaviors prejudicial to free competition;

III – prevent the economic concentration, including imposing restrictions, limits or conditions to this Term;

IV – Manage the spectrum of radiofrequencies, applying the legal and regulatory penalties;

V – Cancel this Term in the cases provided in this instrument and in the applicable law.

Clause 4.2. ANATEL may order the LICENSEE to immediately cease the transmissions from any telecommunication station which is causing harmful interference in the telecommunications services regularly operated, until such interference is ceased.

Chapter V

The general conditions of the Grant of Authorization for Use of Radiofrequency Blocks

Clause 5.1. Granting of Authorization for Use of Radiofrequency Blocks may only be associated to the authorization to explore the Personal Mobile Service.

Clause 5.2. The LICENSEE undertakes to strictly comply with all the regulations on the Authorization for Use of Radiofrequency Blocks herein GRANTED, submit even to new regulations and any alterations that may be edited.

Clause 5.3. The LICENSEE shall not have vested right to the maintenance of the conditions existing on the date of signature of this Term, and shall observe the new conditions that may be required by law or by regulation to be edited by ANATEL.

Clause 5.4. The LICENSEE shall ensure that the installation of telecommunications stations as well as its expansion is compliance with the regulatory provisions, in particular the limitations on the distance from airports, airfields, radiogonometry stations and indigenous areas.

Clause 5.5. The installation, operation and deactivation of telecommunications station shall comply with the provisions in the regulations.

Clause 5.6. The LICENSEE shall use the blocks at its own account and risk, being entirely and exclusively liable for any losses caused by its use thereof.

Clause 5.7. The LICENSEE is the sole responsible for any damage it may cause to its users, or to third parties due to the use of the blocks, excluding all and any responsibility from ANATEL.

Clause 5.8. The equipment that comprises the telecommunication stations of the systems must have certification issued or accepted by ANATEL, according to current regulations.

Chapter VI

The availability of Authorization for Use of Radiofrequency Blocks

Clause 6.1. The right to use the Radiofrequency Blocks referred to in this Chapter shall not suppress the prerogative of ANATEL to change their destination or to order the change of power or other technical characteristics.

Clause 6.2. The unjustified failure to use the radiofrequency blocks shall subject the LICENSEE to the appropriate sanctions, according to the regulations.

Chapter VII

Transfer of Authorization for Use of Radiofrequency Blocks

Clause 7.1. The authorization to use the Radiofrequency Blocks can not be transferred without the corresponding transfer of the service provision authorization bound to it.

Clause 7.2. The authorization to use the Radiofrequency Blocks shall be extinguished upon its final term or in case of irregular transfer, as well as due lapse, decay, waiver or revocation of the service provision authorization telecommunications that it uses.

Chapter VIII

No obligation of continuity and right of waiver

Clause 8.1. This term does not impose to the LICENSEE the duty to continue to use the respective blocks, it being entitled to waive under Art. 142 of Law No. 9.472, of 1997, subject to the provisions in this Term.

§ 1 The right of waiver does not elide the duty of the LICENSEE to guarantee to the users, as provided in this Term and in the regulation, the prior knowledge of interruption of use of the authorized Radiofrequency Blocks.

§ 2 Similarly, the right of waiver shall not release the LICENSEE from complying with the commitments to the community interest undertaken by it upon signing this Term.

Chapter IX

Inspection

Clause 9.1. The LICENSEE shall allow the agents of ANATEL at any time free access to equipment and facilities, and provide them with all documents and information necessary for the performance of inspection activities.

Sole Paragraph. The LICENSEE may indicate agents to follow up the inspection agents in their visits, inspections and activities.

Clause 9.2. The LICENSEE undertakes to pay the inspection fees under the law, particularly the Installation and Operation Inspection Fees.

Sole Paragraph. The inspection fees shall be paid according to table included in the Annex I of Law No. 5.070 of July 7, 1966, and its amendments.

Chapter X

The Coverage Commitments

Clause 10.1 – The Licensee shall comply with the following Coverage Commitments, for municipalities with populations under thirty thousand (30,000) inhabitants and municipalities without SMP:

I – comply with, with SMP provided in radiofrequency subranges J, F, G, I or other subranges authorized for provision of SMP, the Municipalities without SMP with population under thirty thousand (30,000) inhabitants and municipalities without SMP, listed in Table 1 of Annex I of the Term;

II – Service, with SMP provided in radiofrequency subranges J, F, G or I, the municipalities with population under thirty thousand (30,000) inhabitants, listed in Tables 2 and 3 of Annex I of the Term;

§ 1 The service to the municipalities included in the item I, shall obey the following deadlines:

a) 50% of all municipalities within 12 months after publication of extract of the Authorization Term in the Federal Gazette – DOU;

b) 100% of all municipalities within 24 months after publication of extract of Authorization Term in the Federal Gazette – DOU;

§ 2 The service to all municipalities with populations under thirty thousand (30,000) inhabitants shall be carried out with the SMP provided in the radiofrequency subranges J, F, G or I from the forty-ninth (49th) month after publication of extract of Authorization Term and each year fifteen percent (15%) of the total number of municipalities shall be serviced, according to the Table 2 of Annex I of this Term, until at the end of ninety-six (96) months sixty percent (60%) of municipalities are serviced. In the Area of Provision corresponding to the state of Minas Gerais, the Service to all municipalities with populations under thirty thousand (30,000) inhabitants shall be carried out with the SMP provided in the radiofrequency subranges J, F, G or I from the twenty-fifth (25th) month after publication of extract of Authorization Term, and each year fifteen percent (15%) of the total number of municipalities shall be serviced, according to the Table 3 of Annex I of this Term, until at the end of seventy-two (72) months sixty percent (60%) of the municipalities are serviced.

§ 3 In order to service municipalities with population under thirty thousand (30,000) inhabitants, Anatel consents to the use of the same network by two or more providers, including the sharing of the radiofrequency block granted to the SMP, in accordance with express provision contained in §2 of Article 1 of the Regulation on Conditions to Use Radiofrequencies in SMP Ranges, approved by Resolution No. 454 of December 11, 2006.

§ 4 Under the regulation terms to be issued, the SMP licensee, for municipalities with population under thirty thousand (30,000) inhabitants, after two years of start of the regular offer of services, is required to sign, with other SMP providers that request it, a contract allowing them to trade the service, in those municipalities, using the authorized operation network.

§ 5 The Licensee in its Area of Provision, is required to service visiting subscribers from other SMP licensees, including from the same Area of Provision, in municipalities with population under thirty thousand (30,000) inhabitants, except in municipalities where the Licensee already has infrastructure for the provision of the SMP, within the technology standards.

Clause 10.2 – The Licensee must comply with the following Coverage Commitments, for municipalities with populations larger than thirty thousand (30,000) and under one hundred thousand (100,000) inhabitants:

I – service, with SMP provided in the radiofrequency subranges J, F, G or I, 50% of the municipalities with populations larger than 30,000 and under 100,000 inhabitants in up to 60 months after publication of the extract of the Term of Authorization in the Federal Gazette – DOU;

Clause 10.3 – The Licensee shall comply with the following Coverage Commitments, for municipalities with populations larger than one hundred thousand (100,000) inhabitants:

I – service, with SMP provided in the radiofrequency subranges J, F, G or I, 100% of municipalities with populations larger than 100,000 inhabitants, as follows:

a) hold coverage area equivalent to at least 50% (fifty percent) of the urban area in fifty percent (50%) of State capitals, the municipalities with more than five hundred thousand (500,000) inhabitants and, in Region II, also the Federal District, up to 12 (twelve) months after publication of extract of the Authorization Term in the Federal Gazette – DOU;

b) service the State capitals, the municipalities with more than five hundred thousand (500,000) inhabitants and, in Region II, also the Federal District, up to 24 (twenty-four) months after publication of extract of the Authorization Term in the Federal Gazette – DOU;

c) hold coverage area equivalent to at least 50% (fifty percent) of the urban area in 50% (fifty percent) of municipalities with more than 200,000 (two hundred thousand) inhabitants, up to 36 (thirty-six) months after publication of extract of the Authorization Term in the Federal Gazette – DOU;

d) Service the municipalities with more than two hundred thousand (200,000) inhabitants up to 48 (forty-eight) months after publication of extract of the Authorization Term in the Federal Gazette – DOU; and

e) service the municipalities with more than one hundred thousand (100,000) inhabitants up to 60 (sixty) months after publication of extract of the Authorization Term in the Federal Gazette – DOU;

Clause 10.4 – A municipality shall be deemed serviced when the coverage area holds at least eighty percent (80%) of the urban area of the Main District of the municipality serviced by the Personal Mobile Service.

Clause 10.5 – The municipalities are defined considering the estimates of the Population for States and Municipalities, with reference date on July 1, 2006, released by the IBGE through Resolution No. 2, of August 28, 2006, published in the Federal Gazette – DOU of August 31, 2006.

Clause 10.6 – In addition to the implementation of the performance bonds of the corresponding Coverage Commitments, the failure to comply with the commitments subjects the LICENSEE to the sanctions provided in this Term and the regulations, and may result in the termination of the authorization.

Clause 10.7 – During the period of exploration of the service, the amount submitted as performance bond of the Coverage Commitments may be redeemed, through request by the Licensee containing proof of compliance with the commitments assumed within the established deadlines.

Clause 10.8 – The redemption mentioned in the previous clause shall only occur where the compliance with the commitments assumed occurs according to and within the time provided in this term.

Clause 10.9 – The redemption, as appropriate, shall occur after a certificate is issued by Anatel, which shall happen through process of inspection, as follows:

a) through replacement of new instrument corresponding to the total remaining amount of the Authorization and successively;

b) through refund, by means of receipt, of the performance bond of the Coverage Commitments;

Clause 10.10 – The total or partial non-compliance with the commitments assumed on the Coverage Commitments may lead to lapse of this authorization and the execution of the performance bonds of the Coverage Commitments submitted, in proportion to its commitments assumed and not completed in relation to the number of municipalities resulting from the Coverage Commitments provided in this term.

Clause 10.11 – The Licensee shall revalidate the performance bonds of Coverage Commitments up to 5 (five) days before expiration of their validity period, extending their validity for minimum periods of 12 (twelve) months. The validity period shall necessarily comprise the analysis period of compliance with the commitments up to their completion and issuance of certificate by Anatel.

Clause 10.12 – The delay in revalidate the performance bond(s) of the Coverage Commitments, can lead to termination of this authorization.

Section 10.13 – In case of termination of the Authorization, Anatel may transfer the value of the performance bond of the Coverage Commitments to the winner of the subsequent bidding process in the same Area of Provision, for completion of compliance with the commitments assumed and not completed, up to the date of termination, within the established deadlines.

Clause 10.14 – In every year relating to compliance with the Coverage Commitments, the Licensee shall forward to Anatel, on the 1st (first) working day of the 10th (tenth) month, correspondence reporting which municipalities are already serviced and which ones shall be serviced up to the end of the year, for purpose of starting the verification of the Agency as to the compliance with the Coverage Commitments.

Clause 10.15 – For purpose of redemption of performance bond of the Coverage Commitments, the verification of Anatel shall be completed within 2 (two) months after the maximum deadline established for compliance with the commitments.

Clause 10.16 – Anatel may, at any time, request to the Licensee the list with estimate of attendance of service, which shall include the municipalities to be serviced and the respective terms for the service.

Clause 10.17 – The values submitted as a performance bond of the Coverage Commitments are listed in the Table 1 of Annex II of this Term.

Chapter XI

The Sanctions

Clause 11.1 – The breach of conditions or commitments assumed, associated with the Authorization for Use of Radiofrequency Blocks, will subject the LICENSEE to the sanctions established in specific legislation, without prejudice to the civil or criminal sanctions.

Clause 11.2 – The breach of the provisions in clauses 15.3 and 15.3.1 of this term may lead to lapse of the Authorization to explore the SMP or the Authorization to Use the Radiofrequencies.

Chapter XII

The Termination

Clause 12.1 – This Term shall terminate upon forfeiture, lapse, decay, waiver or cancellation, subject to the provision in this Chapter.

Clause 12.2 – The forfeiture of the Authorization Grant to Use the Radiofrequency Blocks shall be ordered upon the loss of the essential conditions for the maintenance of the Authorization to Use the Radiofrequency Blocks.

Clause 12.3 – The lapse of the Authorization Grant to Use the Radiofrequency Blocks shall be ordered upon the following assumptions:

I – occurrence of serious infringement;

II – transfer of the authorization to use the radiofrequency blocks;

III – repeated breach of the commitments assumed in this Term or in the regulations;

IV – non-payment of the Installation Inspection Fees and Operation Inspection Fees as required by Law No. 5.070 of July 7, 1966, and amendments thereto.

Clause 12.4 – The cancellation of the Authorization Grant to Use the Radiofrequency Blocks shall result from recognition by judicial or administrative authority of irremediable deficiency of this Term.

Clause 12.5 – The bilateral termination shall occur upon application for waiver, made by LICENSEE, indicating the period it intends to continue using the radiofrequency blocks before its final stoppage, which shall not be less than 6 (six ) months.

§ 1 The termination shall not release the LICENSEE from liability for damages caused to users.

§ 2 The instrument of bilateral termination shall include provisions about the conditions and terms under which such termination shall occur.

Clause 12.6 – The termination of the Authorization Grant to Use the Radiofrequencies shall be declared in a proper administrative procedure, guaranteed the LICENSEE’S right to rebuttal and defense.

Clause 12.7 – ANATEL shall not be liable to users or third parties or for any charges, liens, obligations or commitments with third parties or employees of the LICENSEE caused by the cancellation stated as prescribed by regulation and this Term.

Clause 12.8 – The termination or transfer of this authorization shall entail in the termination or transfer of the object of the Authorization Term to Use Radiofrequency No. 23/2008/SPV – ANATEL.

Chapter XIII

The Legal System and Applicable Documents

Clause 13.1 – This Term is governed by Law No. 9.472, of 1997, and regulations arising therefrom, especially the Regulation of Use of Radiofrequency Spectrum.

Chapter XIV

Venue

Clause 14.1 – For settlement of issues arising from this Authorization Term, the Judicial Section of Federal Courts of Brasilia, Federal District, shall have jurisdiction.

Chapter XV

Final Provisions

Clause 15.1 – This Authorization Term shall become effective from the publication of its extract in the Federal Gazette (Diário Oficial da União)

Clause 15.2 – On contracting services and purchasing equipment and materials related to the service object of this Term, the Licensee undertakes to consider the offer of independent suppliers, including domestic suppliers, and base its decisions with respect to the various offers submitted, on the compliance with objective criteria of price, delivery conditions and technical specifications established in applicable regulation.

Clause 15.2.1 – In cases where the offers are equivalent, the Licensee undertakes to use as tie-breaking criterion the preference to services offered by companies located in Brazil, equipment, computer programs (software) and materials produced in the country, and, between them, those with national technology. The equivalence referred to in this item shall be ascertained when, cumulatively:

a) the national price is less than or equal to the price of imported item made in the national territory, including taxes;

b) the delivery time is consistent with the needs of the service; and

c) the technical specifications set out in relevant legislation are met and they have certification issued or accepted by Anatel, where applicable.

Clause 15.2.2 – Services shall be understood as those related to research and development, planning, design, implementation and physical installation, operation, maintenance, and the acquisition of computer programs (software), monitoring and telecommunication systems evaluation testing.

Clause 15.3 – This authorization must be unified with the existing SMP authorizations located in the same Region of the General Plan of SMP Authorizations in case the Licensee and its subsidiaries, parent companies and affiliated already holds authorization to provide SMP in the same region of the PGA.

Clause 15.3.1 – The unification shall be carried out no later than eighteen (18) months from the publication of extract of this term in the Federal Gazette – DOU.

And being thus aware of the provisions and conditions of this Authorization Term, the parties sign it in three (03) counterparts of equal content and form in the presence of witnesses, who also sign it, to produce its legal effects.

Brasília, 2008

By ANATEL:

/s/ RONALDO MOTA SARDENBERG
RONALDO MOTA SARDENBERG
Chairman of the Board

/s/ PEDRO JAIME ZILLER DE ARAÚJO
PEDRO JAIME ZILLER DE ARAÚJO
Director

By the LICENSEE:

/s/ LUIZ EDUARDO FALCO PIRES CORRÊA
LUIZ EDUARDO FALCO PIRES CORRÊA
President of TNL PCS S.A.
ID No. 6056736/SSP-SP

/s/ ALAIN STEPHANE RIVIERE
ALAIN STEPHANE RIVIERE
Attorney to TNL PCS S.A.
ID No. 020119274-7/DETRAN-RJ

Witnesses:

/s/ JARBAS JOSÉ VALENTE
JARBAS JOSÉ VALENTE
ID No. 4.346/D CREA-DF

/s/ BRUNO DE CARVALHO RAMOS
BRUNO DE CARVALHO RAMOS
ID No. 5.060.107.391/D CREA-SP

ANNEX I – LIST OF MUNICIPALITIES OF COVERAGE COMMITMENT

TABLE 1

Municipalities without SMP (Year 1/Year 2)

REGION I (State Abbr.: municipalities)

BA: América Dourada; Araças; Aratuípe; Barrocas; Boa Vista do Tupim; Bom Jesus da Serra; Caatiba; Cabaceiras do Paraguaçu; Caetanos; Cafarnaum; Caraíbas; Cordeiros; Cotegipe; Cravolândia; Dário Meira; Dom Macedo Costa; Gongogi; Guajeru; Ibipeba; Ibiquera; Iramaia; Itapé; Itapitanga; Itaquara; Lajedinho; Macarani; Maetinga; Malhada de Pedras; Mirante; Muniz Ferreira; Nova Canaã; Pedro Alexandre; Piripá; Presidente Dutra; Presidente Jânio Quadros; Rio do Antônio; Rodelas; Salinas da Margarida; Santa Brígida; São Félix do Coribe; São Miguel das Matas; Saúde; Sítio do Mato; Tapiramutá; Teodoro Sampaio; Uibaí; Umburanas; Várzea da Roça; Várzea Nova; Varzedo; Wagner.

SE: Amparo de São Francisco; Canhoba; Cedro de São João; Divina Pastora; General Maynard; Santa Rosa de Lima; Santana do São Francisco; São Francisco; Tomar do Geru.

AM: Alvarães; Anori; Beruri; Uarini.

AP: Amapá; Cutias; Itaubal; Pedra Branca do Amapari; Pracuúba; Serra do Navio; Tartarugalzinho.

MA: Aldeias Altas; Alto Alegre do Maranhão; Alto Parnaíba; Arame; Barão de Grajaú; Bela Vista do Maranhão; Bom Jesus das Selvas; Buriti Bravo; Cachoeira Grande; Cajapió; Campestre do Maranhão; Centro do Guilherme; Cidelândia; Conceição do Lago-Açu; Esperantinópolis; Fortuna; Governador Edison Lobão; Icatu; Igarapé do Meio; Lago Verde; Lagoa Grande do Maranhão; Maracaçumé; Maranhãozinho; Matinha; Matões; Mirador; Mirinzal; Nova Olinda do Maranhão; Pastos Bons; Poção de Pedras; Presidente Juscelino; Presidente Vargas; Primeira Cruz; Riachão; Santa Luzia do Paruá; Santo Amaro do Maranhão; São Benedito do Rio Preto; São Domingos do Azeitão; São Francisco do Brejão; Senador La Rocque; Trizidela do Vale; Tufilândia; Turilândia; Urbano Santos; Santa Quitéria do Maranhão.

PA: Aurora do Pará; Baião; Belterra; São João da Ponta; Acará; Viseu.

RR: Caroebe; Iracema; São João da Baliza; São Luiz.

AL: Carneiros; Coqueiro Seco; Ibateguara; Olho d’Água do Casado; Ouro Branco; Palestina; Santa Luzia do Norte.

CE: Abaiara; Alcântaras; Baixio; Barroquinha; Catarina; Chaval; Choró; Coreaú; Deputado Irapuan Pinheiro; General Sampaio; Groaíras; Jati; Jucás; Martinópole; Moraújo; Pacujá; Penaforte; Piquet Carneiro; Quixeré; Umari.

PB: Alagoinha; Alcantil; Arara; Areial; Baraúna; Barra de Santana; Barra de São Miguel; Boa Ventura; Boa Vista; Cabaceiras; Caraúbas; Caturité; Coremas; Cubati; Cuitegi; Curral Velho; Desterro; Diamante; Fagundes; Frei Martinho; Gurjão; Ibiara; Itapororoca; Itatuba; Jacaraú; Juarez Távora; Juripiranga; Mataraca; Montadas; Nova Floresta; Nova Palmeira; Pedra Branca; Pedra Lavrada; Pilar; Pirpirituba; Puxinanã; Riachão do Poço; Riacho de Santo Antônio; Salgado de São Félix; Santa Inês; Santana de Mangueira; Santo André; São Domingos do Cariri; São João do Cariri; São José de Caiana; São José dos Ramos; São Mamede; São Miguel de Taipu; São Sebastião de Lagoa de Roça; Seridó; Serra Grande; Serra Redonda; Taperoá; Tenório.

PE: Alagoinha; Barra de Guabiraba; Brejinho; Calumbi; Camutanga; Carnaubeira da Penha; Chã de Alegria; Cortês; Ibimirim; Ibirajuba; Iguaraci; Ingazeira; Itacuruba; Jurema; Machados; Palmeirina; Quixaba; Sanharó; Santa Cruz da Baixa Verde; Santa Terezinha; Solidão.

PI: Aroeiras do Itaim; Bocaina; Cajazeiras do Piauí; Colônia do Piauí; Dom Expedito Lopes; Geminiano; Ilha Grande; Ipiranga do Piauí; Paquetá; Porto; Santa Cruz do Piauí; Santa Rosa do Piauí; Santana do Piauí; São João da Canabrava; São João da Varjota; São José do Piauí; São Luis do Piauí; Sussuapara; Tanque do Piauí; Wall Ferraz.

RN: Afonso Bezerra; Barcelona; Bento Fernandes; Bom Jesus; Campo Redondo; Carnaúba dos Dantas; Carnaubais; Coronel Ezequiel; Equador; Jaçanã; Jandaíra; Januário Cicco; Japi; Jardim de Piranhas; Jundiá; Lagoa d’Anta; Lagoa de Pedras; Lagoa de Velhos; Lagoa Salgada; Lajes Pintadas; Montanhas; Monte das Gameleiras; Ouro Branco; Parazinho; Passa e Fica; Passagem; Poço Branco; Porto do Mangue; Presidente Juscelino; Ruy Barbosa; Santana do Seridó; São Bento do Trairí; São José do Seridó; São Pedro; São Rafael; Senador Elói de Souza; Serra de São Bento; Serra do Mel; Serrinha; Sítio Novo; Várzea; Vera Cruz.
REGION III (Except Area CTBC - SP)	SP: Três Fronteiras.

TABLE 2

Municipalities with populations under 30,000 people (Year 5 / Year 6 / Year 7 / Year 8)

REGION I (State Abbr.: municipalities)

BA: Amélia Rodrigues; América Dourada; Araças; Buerarema; Cafarnaum; Caravelas; Conde; Gandu; Ibipeba; Ibiquera; Iguaí; Itagimirim; Itanhém; Lajedinho; Macarani; Madre de Deus; Medeiros Neto; Mutuípe; Paramirim; Presidente Dutra; Ruy Barbosa; Salinas da Margarida; Tanque Novo; Ubaíra; Uibaí; Utinga.

ES: Água Doce do Norte; Apiacá; Atilio Vivacqua; Bom Jesus do Norte; Conceição da Barra; Dores do Rio Preto; Governador Lindenberg; Ibitirama; Irupi; Itaguaçu; Itarana; Iúna; Mantenópolis; Marechal Floriano; Marilândia; Mimoso do Sul; Mucurici; Muniz Freire; Pedro Canário; Piúma; Rio Bananal; São José do Calçado; São Roque do Canaã; Venda Nova do Imigrante; Vila Pavão.

RJ: Aperibé; Bom Jardim; Cambuci; Cardoso Moreira; Carmo; Conceição de Macabu; Laje do Muriaé; Natividade; São José de Ubá; São José do Vale do Rio Preto; São Sebastião do Alto; Silva Jardim; Sumidouro; Trajano de Morais; Varre-Sai. SE: Japoatã; Neópolis; Pacatuba; Pedrinhas; Porto da Folha; Riachuelo; Santa Luzia do Itanhy; Tomar do Geru.

MA: Aldeias Altas; Alto Alegre do Maranhão; Alto Parnaíba; Bacabeira; Bela Vista do Maranhão; Bom Jesus das Selvas; Cachoeira Grande; Cajapió; Campestre do Maranhão; Cidelândia; Conceição do Lago-Açu; Esperantinópolis; Fortuna; Governador Edison Lobão; Icatu; Igarapé do Meio; Itinga do Maranhão; João Lisboa; Lago Verde; Lagoa Grande do Maranhão; Matinha; Matões; Mirador; Mirinzal; Morros; Nova Olinda do Maranhão; Pastos Bons; Pindaré-Mirim; Poção de Pedras; Presidente Juscelino; Presidente Vargas; Primeira Cruz; Raposa; Santa Rita; Santo Amaro do Maranhão; São Benedito do Rio Preto; São Domingos do Azeitão; São Francisco do Brejão; São João dos Patos; Senador La Rocque; Trizidela do Vale; Tufilândia; Urbano Santos.

PA: Aurora do Pará; Baião; Belterra; Mãe do Rio; Rio Maria; Ulianópolis; Xinguara.

AL: Barra de São Miguel; Carneiros; Coqueiro Seco; Japaratinga; Joaquim Gomes; Maragogi; Matriz de Camaragibe; Murici; Novo Lino; Olho d’Água das Flores; Olho d’Água do Casado; Palestina; Paripueira; Piranhas; Porto Real do Colégio; Santa Luzia do Norte; Satuba; Viçosa.

CE: Abaiara; Alcântaras; Barroquinha; Chaval; Coreaú; Fortim; Groaíras; Guaiúba; Jati; Jucás; Martinópole; Moraújo; Mulungu; Pacujá; Quixeré.

PB: Alagoinha; Alcantil; Arara; Areial; Baía da Traição; Baraúna; Barra de Santana; Barra de São Miguel; Boa Vista; Cabaceiras; Caraúbas; Caturité; Conde; Cuitegi; Fagundes; Gurjão; Itapororoca; Itatuba; Jacaraú; Juarez Távora; Juripiranga; Lucena; Mataraca; Montadas; Nova Floresta; Pedras de Fogo; Pilar; Pirpirituba; Puxinanã; Riachão do Bacamarte; Riachão do Poço; Riacho de Santo Antônio; Rio Tinto; Salgado de São Félix; São Domingos do Cariri; São João do Cariri; São José dos Ramos; São Miguel de Taipu; São Sebastião de Lagoa de Roça; Serra Redonda.

PE: Alagoinha; Barra de Guabiraba; Belém de São Francisco; Cachoeirinha;

Camutanga; Chã de Alegria; Cortês; Ibimirim; Ibirajuba; Ilha de Itamaracá; Ingazeira; Itacuruba; Itapissuma; Jurema; Lagoa Grande; Machados; Palmeirina; Rio Formoso; Sanharó; Tamandaré.

PI: Canto do Buriti; Ilha Grande; Uruçuí.

RN: Afonso Bezerra; Areia Branca; Barcelona; Bento Fernandes; Bom Jesus; Caraúbas; Carnaubais; Extremoz; Guamaré; Jaçanã; Januário Cicco; Japi; Jundiá; Lagoa d’Anta; Lagoa de Pedras; Lagoa de Velhos; Lagoa Salgada; Macau; Martins; Maxaranguape; Montanhas; Monte das Gameleiras; Nísia Floresta; Passa e Fica; Passagem; Poço Branco; Porto do Mangue; Presidente Juscelino; Ruy Barbosa; São Pedro; São Rafael; Senador Elói de Souza; Serra de São Bento; Serra do Mel; Serrinha; Sítio Novo; Tibau; Tibau do Sul; Várzea; Vera Cruz.

REGION III (Except Area CTBC - SP)	-

TABLE 3

Municipalities with populations under 30,000 people (Year 3 / Year 4 / Year 5 / Year 6)

REGION I	MG: Campo Florido; Canápolis; Indianópolis; Nova Ponte; Pitangui; Rio Paranaíba; Santa Juliana; Tupaciguara; Abadia dos Dourados; Águas Vermelhas; Alvinópolis; Antônio Dias; Arapuá; Ataléia; Barão de Cocais; Berilo; Bicas; Brasilândia de Minas; Braúnas; Cachoeira Dourada; Cambuí; Campos Gerais; Carandaí; Carlos Chagas; Carmo da Cachoeira; Carrancas; Cascalho Rico; Caxambu; Cedro do Abaeté; Conceição do Pará; Conquista; Conselheiro Pena; Córrego Fundo; Crisólita; Divino das Laranjeiras; Divisa Alegre; Dom Cavati; Dores de Guanhães; Dores do Indaiá; Douradoquara; Elói Mendes; Entre Rios de Minas; Estiva; Estrela do Indaiá; Estrela do Sul; Fernandes Tourinho; Goiabeira; Grupiara; Guanhães; Ipanema; Itanhandu; Itanhomi; Itatiaiuçu; Japaraíba; Joaíma; Joanésia; Leandro Ferreira; Lima Duarte; Madre de Deus de Minas; Mar de Espanha; Martinho Campos; Martins Soares; Mateus Leme; Matutina; Medeiros; Mendes Pimentel; Nova Era; Nova Módica; Novo Oriente de Minas; Onça de Pitangui; Ouro Fino; Ouro Verde de Minas; Paineiras; Paraguaçu; Paraopeba; Pavão; Pescador; Pocrane; Poté; Pratinha; Prudente de Morais; Quartel Geral; Reduto; Romaria; Sacramento; Salto da Divisa; Santa Bárbara; Santa Maria de Itabira; Santa Maria do Suaçuí; Santa Rita de Minas; Santa Rita do Itueto; Santa Rosa da Serra; Santo Antônio do Jacinto; São Domingos das Dores; São Francisco de Paula; São João Batista do Glória; São João do Oriente; São João Evangelista; São João Nepomuceno; São José da Lapa; São José do Divino; São Pedro dos Ferros; São Roque de Minas; Sarzedo; Serra dos Aimorés; Simonésia; Tapira; Tarumirim; Tiradentes; Tiros; Três Marias; Urucânia; Vargem Bonita;

REGION III (Except Area CTBC - SP)	Guararema; Morungaba; Pirapora do Bom Jesus; São Lourenço da Serra; Tuiuti; Águas de Lindóia; Águas de São Pedro; Alambari; Areiópolis; Avaí; Avanhandava; Bady Bassitt; Bernardino de Campos; Bilac; Bocaina; Brotas; Cajobi; Casa Branca; Catiguá; Clementina; Cordeirópolis; Cunha; Eldorado; Engenheiro Coelho; Guapiaçu; Holambra; Iacanga; Igarapava; Ilha Solteira; Ilhabela; Ipaussu; Iperó; Iracemápolis; Jaci; Juquiá; Laranjal Paulista; Louveira; Lucélia; Macatuba; Manduri; Maracaí; Mineiros do Tietê; Monte Alegre do Sul; Monte Aprazível; Monte Azul Paulista; Nova Granada; Ouro Verde; Palestina; Palmeira d’Oeste; Paraibuna; Parapuã; Piraju; Potirendaba; Presidente Bernardes; Quatá; Rafard; Rinópolis; Saltinho; Santa Branca; Santa Fé do Sul; Santo Anastácio; Santo Antônio do Pinhal; São Luís do Paraitinga; Sarapuí; Serra Negra; Tarabai; Terra Roxa; Torrinha; Vera Cruz.

ANNEX II - LIST OF PERFORMANCE BONDS FOR COVERAGE COMMITMENTS
TABLE 1
		Coverage Commitment
Authorization Terms	PGA I Scheme	Service to municipalities without SMP (SMP provided in radiofrequency subranges J, F, G, or I, or SMP provided in other radiofrequency subranges) Item 4.12 “a” and 4.12.1	Services to municipalities with population below 30 thousand inhabitants (SMP provided in radiofrequency subranges J, F, G, or I); Item 4.12.2 “b” and 4.12.3. Service to 60% of all
								municipalities below 30 thousand inhabitants of the corresponding Provision area
								4.12.2.: 5th year			4.12.2.: 6th Year			4.12.2.: 7th Year			4.12.2.: 8th Year
		1st Year			2nd Year			4.12.3.: 3rd Year			4.12.3.: 4th Year			4.12.3.: 5th Year			4.12.3.: 6th Year
		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)
REGION I	I	145	R$	87,000,000.00	145	R$	78,300,000.00	92	R$	9,016,000.00	94	R$	7,369,600.00	93	R$	5,832,960.00	94	R$	4,716,544.00
REGION III (Except area CTBC – SP)	III	1	R$	600,00.00	0	R$	—	17	R$	1,666,000.00	17	R$	1,332,800.00	17	R$	1,066,240.00	18	R$	903,168.00

Authorization Terms	PGA I Scheme	Coverage Commitment
		Service to municipalities with populations larger than 30 thousand and less than 100 thousand inhabitants (SMP provided in radiofrequency subranges J, F, G, or I) Item 4.12.4			Service to municipalities with populations larger than 100 thousand inhabitants (SMP provided in radiofrequency subranges J, F, G, or I) Item 4.12.5
					1st year			2nd year			3rd year			4th year			5th year
		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)		No. of municipa- lities	Performance Bond for Coverage Commitments (R$)
REGION I	I	232	R$	15,285,867.52	14	R$	54,149,900.67	10		35,622,952.67	20	R$	17,256,071.60	17	R$	12,572,274.17	65	R$	25,114,065.39
REGION III (Except area CTBC – SP)	III	57	R$	3,755,579.52	5	R$	43,457,555.56	4	R$	6,664,000.00	14	R$	10,957,941.41	13	R$	9,360,635.45	32	R$	15,307,829.97